Exhibit 5.2
20 April 2010
The Board of Directors
AngloGold Ashanti Limited
76 Jeppe Street
JOHANNESBURG
2001
The Board of Directors
AngloGold Ashanti Holdings plc
1st Floor, Atlantic House
4-8 Circular Road
Douglas
Isle of Man 1M1 1AG
The Board of Directors
AngloGold Ashanti Holdings Finance plc
1st Floor, Atlantic House
4-8 Circular Road
Douglas
Isle of Man 1M1 1AG
Dear Sirs
1.	We have acted as South African counsel to AngloGold Ashanti Limited, a company organized under the laws of South Africa (“Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a shelf registration statement on Form F-3 and the prospectus contained therein, as amended by post-effective amendment no. 1 thereto (“Registration Statement”), covering the registration by the Company of ordinary shares issued by the Company (“Ordinary Shares”), debt securities issued by the Company, debt securities issued by AngloGold Ashanti Holdings Finance plc and debt securities issued by AngloGold Ashanti Holdings plc

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and each separately guaranteed by the Company (collectively, “Debt Securities”), warrants to purchase Ordinary Shares (“Warrants”) and rights to purchase Ordinary Shares (“Rights”).
2.	In connection with the opinions expressed below, we have examined:
2.1	a signed copy of the Registration Statement;

2.2	the memorandum and articles of association of the Company; and

2.3	originals, or copies certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.
3.	In such examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

4.	Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
4.1	when the Ordinary Shares to which the Registration Statement relates have been duly authorised and when they are allotted by the board of directors of the Company and issued and paid for, the Ordinary Shares will be validly issued, fully paid and non-assessable;
4.2	when the Debt Securities to which the Registration Statement relates have been duly authorised and when they are allotted by the board of directors of the Company, AngloGold Ashanti Holdings Finance plc and/or AngloGold Ashanti Holdings plc, as the case may be, and issued and paid for, the Debt Securities will be validly issued, fully paid and non-assessable;

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4.3	when the Warrants to which the Registration Statement relates have been duly authorised and when they are allotted by the board of directors of the Company and issued and paid for, the Warrants will be validly issued, fully paid and non-assessable; and

4.4	when the Rights to which the Registration Statement relates have been duly authorised and when they are allotted by the board of directors of the Company and issued and paid for, the Rights will be validly issued, fully paid and non-assessable.
5.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder. We are lawyers admitted to practice in South Africa and we are not admitted in, do not hold ourselves out as being experts on, and do not express any opinion on the law of any jurisdiction other than the laws of South Africa.
Yours faithfully
/s/ Taback & Associates (Pty) Limited
TABACK & ASSOCIATES (PTY) LIMITED